UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

ChemoCentryx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Industrial Road, San Carlos, CA	94070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1034 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of May 26, 2022, upon the recommendation of the Nominating and Corporate Governance Committee and the approval of the stockholders at the annual meeting of stockholders of ChemoCentryx, Inc. (the “Company”), David E. Wheadon, M.D., age 64, was elected to the Board of Directors (the “Board”) of the Company as an independent director. Dr. Wheadon was elected to serve as a Class II director, with an initial term expiring at the 2025 annual meeting of stockholders of the Company. In addition, after fulfilling his final term as a Class II director, Henry A. McKinnell, Jr., Ph.D. retired from the Board.

Dr. Wheadon retired from AstraZeneca PLC in 2019 as Senior Vice President, Global Regulatory Affairs, Patient Safety and Quality Assurance, a position he had held since 2014. Before joining AstraZeneca, Dr. Wheadon held a variety of leadership roles in the healthcare sector, including Executive Vice President, Research and Advocacy at the Juvenile Diabetes Research Foundation, Senior Vice President of Global Pharmaceutical Regulatory and Medical Sciences at Abbott Laboratories, and Senior Vice President of U.S. Regulatory Affairs at GlaxoSmithKline Laboratories. Dr. Wheadon has also served as Senior Vice President, Scientific and Regulatory Affairs at PhRMA, the Washington D.C.-based Pharmaceutical Industry Research and Manufacturers Association, during which time he interacted with the Food and Drug Administration (FDA), the Department of Health and Human Services (HHS), and the National Institutes of Health (NIH).

Dr. Wheadon holds a M.D. from Johns Hopkins University School of Medicine and an A.B. in Biology from Harvard University. He completed his postdoctoral training in Psychiatry at Tufts/New England Medical Center in Boston, Massachusetts. He currently serves on the boards of Karuna Therapeutics Inc., Sotera Health Company, and Vaxart, Inc.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on May 26, 2022. The following is a brief description of each matter voted upon at the meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

1.	To elect the following Class II directors for a three-year term to expire at the 2025 annual meeting of stockholders:

Director Name	For	Against	Abstain	Broker Non-Votes
Geoffrey M. Parker	35,251,509	16,878,334	19,810	7,464,742
James L. Tyree	49,947,587	2,185,377	16,689	7,464,742
David E. Wheadon, M.D.	51,208,441	924,627	16,585	7,464,742

In accordance with the above results, above nominees were elected to serve as directors.

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

For	Against	Abstain	Broker Non-Votes
59,209,659	393,243	11,493	0

In accordance with the above results, the selection of Ernst and Young LLP was approved.

3.	To approve, on an advisory basis, the compensation of our named executive officers:

For	Against	Abstain	Broker Non-Votes
49,983,772	2,020,026	145,855	7,464,742

In accordance with the above results, the compensation of our named executive officers was approved.

Item 7.01.	Regulation FD Disclosure

On May 31, 2022, the Company issued a press release announcing changes to the composition of its Board of Directors. David E. Wheadon M.D. has been elected to the Board as an independent director, and Henry A. McKinnell, Jr., Ph.D., retired from the Board, effective May 26, 2022. A copy of the press release is being furnished as Exhibit 99.1 to this report.

The information contained in this Item 7.01, including the exhibit referenced herein, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Press release issued by ChemoCentryx, Inc., dated May 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.

Date: June 1, 2022

	By:	/s/ Susan M. Kanaya
	Name:	Susan M. Kanaya
	Title:	Executive Vice President Chief Financial and Administrative Officer and Secretary